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                                                                    Exhibit 10.1

CAMBRIDGE               Cooperative Marketing Agreement
HEART

  Friday, May 7, 1999


  Mark Bartell
  VP of Marketing
  CPI/Guidant
  4100 Hamline Avenue North
  St. Paul, MN 55112-5798
  Fax: 651-582-5933


  Dear Mark:

  This letter confirms our agreement to cooperate in educating physicians about the clinical use and benefits of T-wave alternans measurement. Specifically we agree:

  1. Guidant will identify and make available speaking opportunities for presentations on T-wave alternans at Guidant sponsored national and regional seminars and symposia in the U.S.

  2. Cambridge Heart will identify speakers for these opportunities and will pay their travel expenses and honoraria.

  3. It is the non-binding intent of both parties that Guidant will identify and Cambridge Heart will pay for at least three such opportunities per calendar quarter.

  4. Cambridge Heart will additionally make available to Guidant educational materials that can be given to clinicians by Guidant sales representatives.

  5. The parties agree to periodically consult on other means of potential cooperation.

  6. The term of this agreement is through December 31, 2000. It can be terminated at any time by 30 day written notice of either party.

  Yours sincerely,


  /s/ Jeff Arnold
  Jeffrey M. Arnold
  Chairman, President and CEO


  Agreed:   /s/ Mark Bartell        Date     5-14-99
         -------------------------       ----------------------
         Mark Bartell